EXHIBIT 23.3

                      Consent of Independent Accountants

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Shawmut National Corporation of our report dated August 10, 1993 relating to the consolidated financial statements of New Dartmouth Bank, which appears in the Current Report on Form 8-K of Shawmut National Corporation dated March 28, 1994.

          /s/ Price Waterhouse

          Boston, Massachusetts
          May 23, 1994